UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 29, 2018 (March 28, 2018)

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

27th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Please see the disclosures set forth under Item 5.03, which are incorporated by reference into this Item 5.02. At a regularly scheduled and duly noticed meeting on March 28, 2018, the board of directors (the “Board”) of Staffing 360 Solutions, Inc. (the “Company”) appointed Alicia Barker to fill the Class II director vacancy created by the departure of Matt Briand earlier this year, such appointment to be effective April 1, 2018. Ms. Barker will join the Board as an independent director, bringing the number of independent directors to four of five Board members. Ms. Barker will serve on the Board’s Compensation Committee and on the Nominating and Corporate Governance Committee. Ms. Barker’s Class II director seat will be up for election at the Company’s annual meeting of stockholders in 2018.

Ms. Barker brings over two decades of extensive human resources expertise to her new role. Since 2016, she has served as Principal of Act II Consulting, which provides human resources consulting and professional coaching services to individuals and corporations. Ms. Barker previously served as Senior Vice President, Human Resources at Barker, a full-service advertising agency where she led talent procurement and executive development. She also served on the executive team as Vice President, Human Resources at Hudson North America, a global talent solutions company, as Vice President, Human Resources, at Grey Group, a global advertising and marketing agency, and before that, as Human Resources Director at Icon/Nicholson, which designs, develops, and produces prepackaged computer software. Over the past several years, Ms. Barker has held positions on not for profit Boards in her local community.

Ms. Barker will participate in the Company’s standard independent director compensation program, pursuant to which she will receive as compensation for her service on the Board: an annual retainer of $75,000 payable in monthly installments $6,250; and a quarterly restricted stock grant of 1,400 shares of the Company’s common stock.

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Ms. Barker had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.  No arrangement or understanding exists between Ms. Barker and any other person pursuant to which Ms. Barker was selected as a director of the Company.

In addition, Ms. Barker will be subject to and a beneficiary of the Company’s standard indemnification of directors provision, the terms of which are described in the Company’s Bylaws, the amended and restated form of which is referenced in Item 5.03 hereof and attached hereto as Exhibit 3.01.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Please see attached hereto as Exhibit 3.1, the Amended and Restated Bylaws of the Company, which were adopted by the Board at a regularly scheduled and duly noticed meeting on March 28, 2018.

The reference to the Amended and Restated Bylaws of the Company above is qualified in its entirety by reference to the full text of the document, which is incorporated herein by reference.

Item 8.01Other Events.

On March 29, 2018, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.Description

3.1	Amended and Restated Bylaws, dated March 28, 2018
99.1	Press Release, dated March 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2018	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chairman, President and CEO